THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DIRT MOTOR SPORTS, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

DIRT MOTOR SPORTS, INC.

d/b/a WORLD RACING GROUP, INC.

SENIOR SECURED NOTE

U.S. $15,000,000.00 Issuance Date: September 28, 2007

No.: [______] Maturity Date: March 15, 2010

FOR VALUE RECEIVED, the undersigned, Dirt Motor Sports, Inc., d/b/a World Racing Group, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of [________] or any future permitted holder of this note (the "Payee"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of up to Fifteen Million Dollars ($15,000,000.00), or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this note (this "Note"). This Note, together with other notes of like kind up to a total principal amount of $15 million shall be referred to as the "Notes".

This Note has been executed and delivered pursuant to the Note Purchase Agreement dated as of September 28, 2007 (the "Note Purchase Agreement") by and among the Company and the Lenders listed therein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Note Purchase Agreement. The rights of the holder of this Note (including but not limited to those described in Section 5 hereof) are subject to the provisions and restrictions of the Note Purchase Agreement, including but not limited to Section 11(c) of the Note Purchase Agreement.

    Principal and Interest Payments.

    (a) The Company shall repay in full the entire principal balance then outstanding under this Note on the first to occur (the "Maturity Date") of: (i) March 15, 2010, or (ii) the acceleration of the obligations as contemplated by this Note. Beginning on the issuance date of this Note (the "Issuance Date"), the outstanding principal balance of this Note shall bear interest at a rate per annum equal to twelve and one-half percent (12.5%) (the "Interest Rate"), payable on each of March 15, June 15, September 15, and December 15 following the date hereof through the Maturity Date; provided, however, that the interest payments due on December 15, 2007, March 15, 2008 and June 15, 2008 shall be payable in cash on the Issuance Date; provided, further, that any interest payments due commencing on September 15, 2008 shall be payable, at the option of the Company (i) in cash at the Interest Rate, or (ii) additional senior notes with principal amounts equal to the interest then due at a rate of thirteen and one-half percent (13.5%) per annum. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months. Furthermore, upon the occurrence of an Event of Default, then to the extent permitted by law, the Company will pay interest to Payee, payable on demand, on the outstanding principal balance of the Notes from the date of the Event of Default until such Event of Default is cured at a rate of the lesser of fifteen percent (15%) and the maximum applicable legal rate per annum.

    Security. This Note shall be secured by a perfected security interest in all of the assets of the Company, including all trade and service marks and real property owned by the Company but excluding vehicles and any leased equipment as provided in the Security Agreement dated September 28, 2007 among the Company and the Payees dated as of the date hereof (the "Security Agreement") and the Mortgages.

    Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

    Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

      the Company shall fail to make the payment of any amount of any principal outstanding for a period of three (3) business days after the date such payment shall become due and payable hereunder; or

      the Company shall fail to make any payment of interest for a period of five (5) business days after the date such interest shall become due and payable hereunder; or

      any representation, warranty or certification made by the Company herein or in the Note Purchase Agreement, Security Agreement or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

      the failure by the Company to perform or observe any covenant, agreement or obligation contained in this Note, the Note Purchase Agreement or the Security Agreement within ten (10) days after receipt of written notice from Payee of such failure to so perform or observe; or

      the holder of any indebtedness of the Company or any Subsidiary in excess of $250,000 shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness prior to its stated maturity or payment date, whether such indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

      a judgment or order for the payment of money shall be rendered against the Company or any Subsidiary in excess of $500,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

      the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the United States Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

      a proceeding or case shall be commenced in respect of the Company or any Subsidiary without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any Subsidiary or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any Subsidiary and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

      the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board for a period of ten (10) consecutive trading days; or

      upon the occurrence of a Change in Control Event. "Change in Control Event" shall mean: (1) the acquisition by an individual, entity or group (each, a "Person") within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, as amended (the "Exchange Act") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (A) the then-outstanding shares of Common Stock of the Company (the "Outstanding Common Stock") or (B) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company of Outstanding Voting Securities (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any corporation controlled by the Company, or (III) any acquisition by any corporation pursuant to a Business Combination (as defined in this Section 4(j) below) that complies with clauses (A) and (B) of subsection (3) of this section; (2) an event that results in the Continuing Directors (as defined below) not constituting a majority of the Board of Directors of the Company (or, if applicable, the board of directors of a successor corporation to the Company) (the "Board"); or (3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination, which shall include, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Common Stock and Outstanding Voting Securities, respectively, immediately prior to such Business Combination, and (B) no person (excluding the Acquiring Corporation or any employee benefit plan or related trust maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination). "Continuing Director" means, at any date, a member of the Board: (A) who was a member of the Board on the date of this Agreement, or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

      the failure by the Company to perfect all of the security interests as described in Section 2 hereof within forty-five (45) days of the Closing Date;

      any breach or failure in any respect to comply with Section 7 of this Note; or

      a default under any of the Notes.

    Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may, subject to the terms of the Note Purchase Agreement, declare all or part of the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable within ten (10) business days of receipt of notice by the Payee. Subject to the terms of the Note Purchase Agreement, the Payee may exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note, the Security Agreement, the Guaranty or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

    Covenants.

      Prepayment. The Company may prepay the Note, including all accrued and unpaid interest at any time, with a make whole provision in an amount equal to an additional six months of interest payments or interest for the remainder of the term if such prepayment occurs within six months of the Maturity Date.

      Rank. All payments due under this Note (a) shall rank pari passu with all other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, whether currently existing or hereinafter formed or acquired, other than the outstanding mortgage dated March 15, 2005 in favor of Helen W. Martin relating to Lernerville Speedway.

      Rank. All payments due under this Note (a) shall rank pari passu with all other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, whether currently existing or hereinafter formed or acquired, other than the outstanding mortgage dated March 15, 2005 in favor of Helen W. Martin relating to the Volusia Speedway Park.

      Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by the Notes and (ii) other Permitted Indebtedness. "Permitted Indebtedness" means (i) promissory notes issued in payment of interest under the Notes and (ii) up to $500,000 in the aggregate for the purchase or lease of vehicles or equipment secured by such vehicles or equipment; provided, however, that the Company shall not issue any securities or other financial instruments that rank senior to or pari-passu to the Notes, without the prior written consent of the Required Lenders and (iii) indebtedness secured by Permitted Liens. "Required Lenders" shall mean any Lender or group of Lenders if the sum of the principal amount of the Notes then outstanding held by such Lenders aggregates at least sixty percent (60%) of the total principal amount of all of the Notes then outstanding.

      Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") other than Permitted Liens. "Permitted Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with US GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company's obligations under the Notes, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) Liens securing the Company's obligations under this Note and the other Notes; (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4(f).

      Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting an Event of Default has occurred and is continuing. Notwithstanding the foregoing, the Company may, during the occurrence of an Event of Default, continue to make regularly scheduled payments of principal and interest (but not prepayments or payments upon acceleration) on the Indebtedness permitted pursuant to clauses (ii) of the definition of Permitted Indebtedness.

      Restriction on Redemption and Cash Dividends. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock, other than payment of dividends on shares of its Series D Convertible Preferred Stock as declared by the Board of Directors out of assets legally available therefore, without the prior express written consent of the Required Lenders.

    Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

    Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 16 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

    Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

    Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or establishes a record date (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a major transaction, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

    Address of the Payee: _________________

    _________________

    _________________

    _________________

    _________________

    Address of the Company: Dirt Motor Sports, Inc.

    d/b/a World Racing Group, Inc.

    7575 West Winds Blvd., Suite D

    Concord NC 28027

    Tel. No.: (704) 425-7223

    Fax No.: __________

    with a copy to: Fox Rothschild LLP

    997 Lenox Drive

    Building 3

    Lawrenceville, NJ 08648-2311

    Attention: Vincent A. Vietti, Esq.

    Tel. No.: (609) 896-4571

    Fax No.: (609) 896-1469

    Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

    Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Note Purchase Agreement, the Security Agreement, the Guaranty at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

    Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder (including without limitation to perfect any security interest granted to Payee by this Note) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

    Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

    Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party.

    Compliance with Securities Laws. The Payee of this Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

    "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR DIRT MOTOR SPORTS, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

    Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

    Consent to Jurisdiction. Each of the Company and the Payee hereby irrevocably submits to the jurisdiction of the United States District of Delaware or the Superior Court of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Note; and the Company hereby irrevocably submits to the jurisdiction of any federal and/or state courts in any locality in which any Collateral may be located. Each of the Company and the Payee hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 10 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 19 shall affect or limit any right to serve process in any other manner permitted by law.

    Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.

Dirt Motor Sports, Inc.

d/b/a wORLD RACING GROUP, INC.

By:

Name:

Title: